UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange
9.125% Senior Notes Due 2029	RWTN	New York Stock Exchange
9.00% Senior Notes Due 2029	RWTO	New York Stock Exchange
9.125% Senior Notes due 2030	RWTP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Completion of Public Offering of Senior Notes

On November 19, 2025, Redwood Trust, Inc. (the “Company”) completed its registered underwritten public offering of $100,000,000 aggregate principal amount of the Company’s 9.500% Senior Notes due 2030 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman”), RBC Capital Markets, LLC (“RBC”), UBS Securities LLC (“UBS”), Wells Fargo Securities, LLC (“Wells Fargo”), Keefe, Bruyette & Woods, Inc. (“KBW”) and Piper Sandler & Co. (“Piper Sandler”), as representatives of the several underwriters named therein (the “Offering”). In connection with the Offering, the Company granted the Underwriters (as defined below) a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of Notes, to cover solely over-allotments, if any.

The Notes have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-285506), as amended by Post-Effective Amendment No. 1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act dated November 17, 2025 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated March 3, 2025.

The resulting aggregate net proceeds to the Company from the Offering were approximately $96.4 million (or approximately $110.9 million if the Underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding its operating businesses and investment activities, such as its Sequoia, Aspire, and CoreVest mortgage banking platforms, acquiring related assets for its Redwood Investments portfolio, and pursuing strategic acquisitions and investments.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture dated as of March 6, 2013 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the seventh supplemental indenture dated as of November 19, 2025, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 9.500% per year, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2026. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Notes, however, are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Notes will mature on December 1, 2030 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company.

Upon the occurrence of a change of control repurchase event (as defined in the Indenture) the Company must offer to repurchase the Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

The Company may redeem the Notes, in whole or in part, at its option at any time and from time to time, on or after December 1, 2027 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On November 17, 2025, the Company entered into the Underwriting Agreement with Morgan Stanley, Goldman, RBC, UBS, Wells Fargo, KBW and Piper Sandler, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $100,000,000 aggregate principal amount of the Notes. In connection with the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of Notes, to cover solely over-allotments. Pursuant to the terms of the Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Latham & Watkins LLP relating to the validity of the Notes sold in the Offering. Attached as Exhibit 5.2 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law issues.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Redwood Trust, Inc., Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., dated November 17, 2025.

4.1	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A, filed March 6, 2013).

4.2	Seventh Supplemental Indenture, dated November 19, 2025, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form 8-A, filed November 19, 2025).

4.3	Form of certificate representing the 9.500% Senior Note due 2030 (included as Exhibit A to the Seventh Supplemental Indenture, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form 8-A, dated November 19, 2025).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2025	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
Name: Brooke E. Carillo
Title: Chief Financial Officer